ENGLISH TRANSLATION OF SHENYANG OFFICE TENANCY AGREEMENT


AGREEMENT

PARTY A: LIAONING XIAN FANG BUILDING (hereafter called PARTY A)

PARTY B: EURO TECH (CHINA) LTD (hereafter called PARTY B)

After consulation both parties have agreed on the followings:

1) Tenancy period from 1/12/97 to 1/12/98.

2) Area floor: 11/F

3) Room number: 1107

4) Premises area: net 24 sq m

5) Annual rental fee (per sq. m): RMB 1180/sq m

6) Total amount: RMB28,320.-

7) N/A

8) Payment method:

Upon signing of this contact, PARTY B have to pay PARTY A 10% deposit; half year rental fee within the first half month, rental fee on the first day of each month for the second half year. In case of holiday, payment will be prosponed, under regular conditions, penalty of 5% will be imposed for one date late payment, and the premises will be taken back after delay in payment for 10 days.

9) Right and execution of regulation for both parties:

      For PARTY B:

      1.    has the right to use the facility of the premises.

      2. is not allowed to demolish, change the existing fixtures of the premises, to place overload goods inside the premises. In the case of necessity, approval must be obtained prior to renovation otherwise PARTY B has to responsible for the restoration & compensation.

      3. PARTY B has to take care on using the fixtures of the premises; has to take note of the fire, burglary prevention. In case of damages made intentionally, penalty will be imposed according to degree of damages.

      4. During the tenancy period, PARTY B without the consent of PARTY A, is not allowed to rent or transfer all or part of the premises to third party. In case this happens, PARTY B is considered of breach of contact and PARTY A has the right to terminate this contact.
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      5.    Both parties do not have the right to terminate this contact (with the exception of irresistible damages). Party who wants to terminate the contracts needs to give a 3 month notice to the other party, and pay him a sum equal to 6 months rental fee as compensation for breach of contract.

      6. PARTY B needs to follow strictly the rules and regulations of the building, closely cooperate with the management office of the building.

      7. PARTY B is forbidden to use electric stove, gas for cooking. If it happens, PARTY B is responsible for the consequences on economic loss or criminal charge.

      8. 3 months prior to maturity of this contract, PARTY B should inform PARTY A his intention for renewal. PARTY B needs to sign new contact with PARTY A if the lease is to be continued. PARTY B should move out from the premises if the lease will not continue. PARTY B is responsible for the loss incurred due to delay in moving out the premises.

2) The rights and responsibilites of PARTY A:

      1. to inspect and maintain the fixtures inside the premises in a regular base, so as to guarantee PARTY B has the premises for proper use.

      2. to responsible for the cleansing of the public area (corridors, toilets, stairways, outdoor hygiene excluding spading out the snow).

      3.    to guarantee the supply of hot water.

      4.    to receive and send mails, newspaper and magazine.

      5.    to provide parking space.

      6. should PARTY B does not pay the rental fee as scheduled, PARTY A has the right to forbid PARTY B to use the premises.

      7. Rental fee can be adjusted once in a year and the rate of adjustment is in accordance with the market situation.

10) PARTY B has to inform PARTY A in writing 3 months before the maturity date if he has no intention to renew this contract. PARTY B has the priorty to rent the premises under the same conditions in case PARTY A continues to lease the premises.

11) In the case of the premises is damaged due to irresistible reasons, this contract is automatically terminated and no party will be responsible.

12) All other events that are not covered by this contract can be made in a separate supplement which if agreed, signed by both parties, then the supplement and this contract have the same legal effects.

13) During the execution of this contract, for any arguments, both parties should take part in solving the problem and if it does not work, both parties
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may take legal action in the local People's court.

14) This contract comes into effect after signing and certified by public notary, it is in one set 4 copies, each party have 2 copies.


SIGNED BY PARTY A               SIGNED BY PARTY B